UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

7251 W. Lake Mead Blvd., Suite 300
Las Vegas, NV  89128
Phone: (888) 895-3594
Fax: (407) 354-3441
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 Resignation of Director and Officer.

Effective November 21, 2014, Steven Weldon resigned his positions as Chief Financial Officer and Board member of the Company to accept a new career opportunity.  The Registrant will be appointing a new Chief Financial Officer in the near future.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: November 21, 2014	By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer and Chairman of the Board of Directors